UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Inland Diversified Stockholders:
Enclosed is a registration statement on Form S-4 containing a joint proxy statement/prospectus concerning the merger between Inland Diversified and Kite Realty Group Trust (“Kite”). We encourage you to read the proxy as it contains important information for all stockholders and requires action by you. The board of directors of Inland Diversified recommends that you vote FOR both proposals set forth in the proxy statement.
Shortly, you will be receiving a follow-up mailing that will include additional explanatory information for your review, relative to the merger as described in the enclosed proxy statement.
Included in that mailing will also be information on how to access a webcast with Inland Diversified and Kite management discussing important aspects of the proposed merger.
Sincerely,
The Inland Diversified Management Team

The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, dealer manager for Inland Diversified. Inland Securities Corporation, member FINRA/SIPC.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed merger (the “Merger”) of Inland Diversified Real Estate Trust, Inc. (the “Company”) with and into a direct wholly owned subsidiary of Kite Realty Group Trust, a Maryland real estate investment trust (“Kite”). In connection with the Merger, Kite has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed acquisition of the Company by Kite. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.inlanddiversified.com, and copies of the documents filed by Kite with the SEC are available free of charge on Kite’s website at http://www.kiterealty.com.

The Company and Kite and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on April 16, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about Kite’s executive officers and trustees in Kite’s definitive proxy statement filed with the SEC on April 8, 2014 in connection with its 2014 annual meeting of shareholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC. You may obtain free copies of these documents from the Company or Kite using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.